SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

CCH II, LLC
CCH II Capital Corp.
(Exact name of registrants as specified in their charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-111423	03-0511293
333-111423-01	13-4257703
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On April 5, 2007, Charter Communications, Inc., the indirect parent company and manager of CCH II, LLC and CCH II Capital Corp., announced the final results of the cash tender offer (the "Tender Offer") by its indirect subsidiary, Charter Communications Holdings, LLC ("Charter Holdings"), for certain of its outstanding senior notes (the "Notes"). The Tender Offer expired at 5:00 PM EDT, on Tuesday, April 3, 2007, and the purchase settled on April 5, 2007. As of expiration, $168.9 million Notes were validly tendered for exchange, a portion of which were accepted as described in the attached press release, for total consideration, including accrued and unpaid interest, of $100 million.

A press release announcing the results and settlement is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 8.01:

Exhibit Number	Description

99.1
Press release announcing final results of the Tender Offer dated April 5, 2007 (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on April 10, 2007 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: April 10, 2007

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

  CCH II CAPITAL CORP.
  Registrant

Dated: April 10, 2007

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description

99.1
Press release announcing final results of the Tender Offer dated April 5, 2007 (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on April 10, 2007 (File No. 000-27927)).